UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH		45242-4716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-7100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures in Items 2.01 and 2.03 and the documents attached as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 of this report are incorporated herein by reference.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 7, 2011 (the “Closing Date”) Streamline Health Solutions, Inc. (the “Company”) closed its previously announced acquisition of substantially all of the assets of Interpoint Partners, LLC (“Interpoint”). The Company paid a total purchase price of $5 million, consisting of cash and issuance of a convertible subordinated note for $3 million, subject to certain adjustments related principally to the delivered working capital level and/or indemnification provisions. Additionally, the Agreement provides for a contingent earn out payment in cash or an additional convertible subordinated note based on Interpoint’s financial performance for the 12 month period beginning 6 months after closing and ending 12 months thereafter. The Company also assumed certain current operating liabilities of Interpoint. The Company granted Interpoint registration rights relating to any common stock of the Company issued upon conversion of the convertible note. The foregoing description of the acquisition transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, the Convertible Subordinated Promissory Note and the Registration Rights Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

The audited financial statements prepared in connection with the acquisition will be filed within the statutory time period.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

In conjunction with the Interpoint acquisition, the Company has entered into a Subordinated Credit Agreement (the “Subordinated Credit Agreement”) with Fifth Third Bank whereby the bank will provide the Company with a $4.1 million two-year term loan, the proceeds of which were used to finance the cash portion of the acquisition purchase price, as well as pay down the outstanding balance of the Company’s revolving line of credit with the bank. The Company also entered into a Senior Credit Agreement (the “Senior Credit Agreement”) with Fifth Third Bank, whereby the bank will provide the Company with a $3 million revolving line of credit that replaces the existing revolving line of credit with Fifth Third Bank. The loans are secured by substantially all of the assets of the Company and its subsidiaries. Borrowing under the term loan bears interest at a rate of 12% and borrowing under the revolving loan bears interest at a rate equal to LIBOR plus 3.25%. The loans are subject to certain customary financial covenants, including, without limitation, covenants that require the Company to maintain a minimum adjusted EBITDA, to maintain a funded debt to adjusted EBITDA ratio and to maintain a fixed charge coverage ratio. There is also a commitment fee of 0.6% to be incurred on the unused revolving line of credit balance.

The foregoing description of the Subordinated Credit Agreement and the Senior Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Credit Agreement and the Senior Credit Agreement attached hereto as Exhibits 10.4 and 10.5

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Asset Purchase Agreement, dated December 7, 2011, among the Company, IPP Acquisition, LLC and Interpoint Partners, LLC

10.2	Convertible Subordinated Promissory Note, dated December 7, 2011 issued by the Company and IPP Acquisition, LLC in favor of Interpoint Partners, LLC

10.3	Registration Rights Agreement, dated December 7, 2011, between the Company and Interpoint Partners, LLC

10.4	Subordinated Credit Agreement, dated December 7, 2011, between Streamline Health, Inc. and Fifth Third Bank

10.5	Senior Credit Agreement, dated December 7, 2011, between Streamline Health, Inc. and Fifth Third Bank

99.1	Press Release dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: December 8, 2011	By:	/s/ Stephen H. Murdock
Stephen H. Murdock

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 10.1	Asset Purchase Agreement, dated December 7, 2011, among the Company, IPP Acquisition, LLC and Interpoint Partners, LLC

Exhibit 10.2	Convertible Subordinated Promissory Note, dated December 7, 2011 issued by the Company and IPP Acquisition, LLC in favor of Interpoint Partners, LLC

Exhibit 10.3	Registration Rights Agreement, dated December 7, 2011, between the Company and Interpoint Partners, LLC

Exhibit 10.4	Subordinated Credit Agreement, dated December 7, 2011, between Streamline Health, Inc. and Fifth Third Bank

Exhibit 10.5	Senior Credit Agreement, dated December 7, 2011, between Streamline Health, Inc. and Fifth Third Bank